Exhibit 99.1

FOR IMMEDIATE RELEASE

Matthews International to Sell SGK Brand Solutions

Matthews to sell SGK to a newly formed entity created by affiliates of SGS & Co

Matthews to realize upfront consideration of $350 million and receive 40% interest in new entity

Initial enterprise value of new entity ~$900 million, representing adjusted EBITDA multiple of 9x

Cash proceeds to be used for immediate debt repayment

New entity projected to realize over $50 million of annual cost synergies

PITTSBURGH, January 8, 2025 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) and affiliates of SGS & Co (“SGS”) have entered into a definitive agreement under which Matthews will sell its interest in SGK Brand Solutions (“SGK”) to a newly formed entity created by affiliates of SGS, which will combine SGK and SGS.

Under the terms of the agreement, Matthews will realize $350 million of total upfront consideration, which will include $250 million in cash at closing, $50 million of preferred equity in the new entity and the retention of approximately $50 million in trade receivables under the Company’s securitization program. In addition, Matthews will receive a 40% interest in the common equity of the new entity. Matthews will also retain its German roto-gravure packaging business and other related investments currently within the SGK Brand Solutions reporting segment. The new entity will have an enterprise value of approximately $900 million, representing an adjusted EBITDA multiple of 9x on a trailing-twelve-month basis.

On a go-forward basis, the new entity expects to realize over $50 million in annual run rate cost synergies over a 30-month expected integration period creating an opportunity for significant value creation in Matthews’ 40% ownership interest. Gary R. Kohl, current President of SGK, will lead the new entity as CEO, and Matthew T. Gresge, the current CEO of SGS, will become Executive Chairman of the Board of the new company, in addition to working closely with Mr. Kohl to lead the integration of the newly combined businesses.

Matthews expects the immediate cash proceeds from the transaction of approximately $250 million will be used predominantly for the repayment of debt while other consideration received in the future will also be used to reduce debt. Following the closing of the transaction, Matthews will record its investment and its portion of the income of the new entity under the equity basis of accounting and will no longer reflect full consolidation of the SGK business in its financial statements.

“Over the past several years, we have undertaken a deliberate process to maximize the value of our diversified business units, including SGK. This process has involved extensive discussions with multiple prospective partners, resulting in today’s value-enhancing sale,” said Joseph Bartolacci, Chief Executive Officer of Matthews. “As a result of this transaction, we are moving toward a more streamlined business structure that can be better valued by the public equity markets. The structure of the transaction provides Matthews with immediate cash to prioritize debt repayment while providing a path for a full exit of the business at a strong valuation. The Board’s review of strategic alternatives for our portfolio of businesses remains ongoing and we are committed to creating increased value for our shareholders.”

The transaction is expected to be completed in mid-2025, subject to customary closing conditions, including regulatory approvals.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor, K&L Gates is serving as lead transaction counsel and Covington & Burling LLP is serving as antitrust counsel to Matthews on the transaction. Orrick, Herrington & Sutcliffe is serving as legal counsel to SGS on the transaction.

About SGK Brand Solutions

SGK is a brand and content powerhouse focused on brand creation, brand activation, and brand stewardship, providing global solutions to a variety of market verticals, including food and beverage, home and personal care, and lifestyle.

About SGS & Co

SGS & Co is a global brand agency comprising nearly 4,800 associates across 30+ countries that deliver speed and quality brand work through technology and teams for our world-class clients. SGS & Co is comprised of two teams, Marks (Creative) and SGS (Production) to deliver end-to-end in design, graphic services, production, technology, and process optimization. SGS & Co fosters a client-first culture to exceed client expectations and help them win. SGS & Co is deeply committed to diversity, equity, and inclusion and a more sustainable future.

About Matthews International

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has over 11,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Additional Information

In connection with the Company’s 2025 Annual Meeting, the Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and commenced mailing to the shareholders of record entitled to vote at the 2025 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement and other documents, free of charge, by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2025 Annual Meeting are the Company, Alvaro Garcia-Tunon, Gregory S. Babe, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Jerry R. Whitaker, Francis S. Wlodarczyk, Steven F. Nicola and Brian D. Walters.

Certain information about the compensation of the Company’s named executive officers and non-employee directors and the participants’ holdings of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors” (on page 36 and available here), “Stock Ownership of Certain Beneficial Owners and Management” (on page 64 and available here), “Executive Compensation and Retirement Benefits” (on page 66 and available here), and “Appendix A” (on page A-1 and available here), respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 Annual Meeting as filed with the SEC on Schedule 14A, available here. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2025 Annual Meeting and other relevant materials will be filed with the SEC when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability achieve the anticipated benefits of the proposed joint venture transaction, uncertainties regarding future actions that may be taken by Barington in furtherance of its intention to nominate director candidates for election at the Company’s 2025 Annual Meeting, potential operational disruption caused by Barington’s actions that may make it more difficult to maintain relationships with customers, employees or partners, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of the Company’s dispute with Tesla, Inc. (“Tesla”), the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Contacts

Matthews International Corporation

Steven F. Nicola

Chief Financial Officer and Secretary

(412) 442-8262

Dan Moore / Scott Bisang / Clayton Erwin

MATW-CS@collectedstrategies.com